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                                                                  EXHIBIT 11.1

               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

        Information regarding the computation of per share earnings is presented in the notes to the Registrant's financial statements included in the prospectus filed as a part of this registration statement.